To the Shareholders and
Audit Committee of the
HSBC Investor Portfolios (formerly Republic
Portfolios):


In planning and performing our audit of the financial statements of the HSBC Investor Portfolios - HSBC
Investor Fixed Income Portfolio, HSBC Investor
International Equity Portfolio, and HSBC Investor Small
Cap Equity Portfolio, for the year ended October 31, 2000,
 we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the HSBC Investor Portfolios is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America.
Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants.  A material weakness is a condition
 in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and
 use of management, the Audit Committee of the HSBC
Investor Portfolios and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



Columbus, Ohio
December 8, 2000